Exhibit 10.22
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement effective October 1,2010 by and among Pregis Holding I Corporation, a Delaware corporation (“Pregis I”) and its wholly-owned subsidiaries, Pregis Holding II Corporation, a Delaware corporation (“Pregis II”), and Pregis Corporation, a Delaware corporation (“Pregis”) (Pregis I, Pregis II and Pregis, collectively, the “Employers”) and Kevin Baudhuin (“Executive”) hereby amends the Employment Agreement dated December 11,2007 among Employers and Executive, as follows:
     In Section 2(a) Base Compensation, the phrase “Employers shall pay to Executive as base salary $325,000 per year” shall be deleted and replaced with “Employers shall pay to Executive as base salary $400,000 per year”.
     In addition, in Schedule A, Compensation Summary, the phrase “Target bonus of 40% of base salary” shall be deleted and replaced by “Target bonus of 60% base salary).
     All other terms and conditions of the Employment Agreement among Employers and Executive shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date of the year first above written.

EMPLOYERS:		EXECUTIVE:

PREGIS HOLDING I CORPORATION

By: Name:	/s/ D.K LaVanway D.K LaVanway	By: Name:	/s/ Kevin Baudhuin Kevin Baudhuin
Title:	CFO

PREGIS HOLDING II CORPORATION

By: Name:	/s/ D.K LaVanway D.K LaVanway
Title:	CFO

PREGIS CORPORATION

By: Name:	/s/ D.K LaVanway D.K LaVanway
Title:	CFO